Exhibit 21

                         First Bancorp and Subsidiaries
                       List of Subsidiaries of Registrant



 Name of Subsidiary
   and Name under                                                                                     I.R.S. Employer
  Which Subsidiary                                                                                    Identification
 Transacts Business         State of Incorporation          Address of Subsidiary                          Number
 -----------------------    ----------------------------    ------------------------------         ----------------------
First Bank (1)                                                341 North Main Street
                             North Carolina                   Troy, North Carolina  27371-0508           56-0132230

First Savings Bank of                                         205 SE Broad Street
Moore County, Inc., SSB      North Carolina                   Southern Pines, NC  28388                  56-0408240
(2) (3)

Montgomery Data                                               355 Bilhen Street
Services, Inc.               North Carolina                   Troy, North Carolina  27371-0627           56-1421914


First Bancorp Financial
Services, Inc.               North Carolina                   341 North Main Street
                                                              Troy, North Carolina  27371-0508           56-1597887


(1) First Bank wholly owns two subsidiaries 1) First Troy Realty Corporation, a North Carolina corporation incorporated on May 12, 1999, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-2140094) and 2) First Bank Insurance Services, Inc. a North Carolina corporation, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-1659931)

(2) First Savings Bank of Moore County, Inc., SSB has one wholly owned subsidiary - Moore Services, Inc. a North Carolina corporation, located at 205 SE Broad Street, Southern Pines NC 28388 (I.R.S. Identification Employer Identification Number 56-1222967)

(3) First Savings Bank of Moore County, Inc., SSB is expected to be merged into First Bank during the fourth quarter of 2000